Exhibit 3.4
AMENDED AND RESTATED BY-LAWS
OF
THE SHAW GROUP INC.
A COMPOSITE INCLUDING ALL
AMENDMENTS AND SUPPLEMENTS
THROUGH OCTOBER 16, 2003

ARTICLE I.
OFFICES
          Section 1. Louisiana Office. The office of The Shaw Group Inc. (the Corporation) within the State of Louisiana shall be in the City of Baton Rouge.
          Section 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Louisiana, as the Board of Directors of the Corporation (the Board) may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF THE SHAREHOLDERS
          Section 1. Place of Meetings. All meetings of holders of shares of common stock of the Corporation shall be held at the office of the Corporation in the State of Louisiana or at such other place, within or without the State of Louisiana as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.
          Section 2. Annual Meetings. An annual meeting of shareholders of the Corporation of the election of directors and for the transaction of such other business as may properly come before the meeting (an Annual Meeting) shall be held on such date, and at such time and place, as shall be determined by the Board of Directors. Failure to hold the Annual Meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.
          Section 3. Special Meetings. Special meetings of shareholders, unless otherwise provided by law, may be called at any time by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these By-Laws), or by the Executive Committee, the Chairman, or the President. Any such call must specify the matter or matters to be acted upon at such meeting, and only such matter or matters shall be acted upon thereat.
          Section 4. Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of shareholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the place, date, and hour of the meeting and, in the case of a special meeting, shall state the purpose or purposes of the meeting and indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy of such notice shall be delivered or sent by mail, not less than 10 nor more than 60 days before the date of said meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be directed to such shareholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) adjournment is for more than 30 days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.
          Section 5. Quorum. At each meeting of shareholders of the Corporation, the holders of shares having a majority of the voting power of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.
          Section 6. Adjournments. In the absence of a quorum at any meeting of shareholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the common stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.
          Section 7. Order of Business.
                    (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any shareholder who complies with the procedures set forth in this Section 7.
                    (b) For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 7. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting, that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted. Notwithstanding anything in these By-Laws to the contrary, the Corporation shall include any such proposals in its proxy statement only if the shareholder has fully complied with all requirements of Rule 4a-8 of the Securities Exchange Act of 1934, as amended (as in effect as of the effective date of these By-Laws or as subsequently amended, including any successor regulation).
          Section 8. Voting.
                    (a) Section IV(A) of the Articles of Incorporation shall set forth the terms and methods for determining the voting of shares of common stock.
                    (b) Each outstanding share of Common Stock will entitle the holder thereof to five votes on each matter properly submitted to the shareholders of the Company for their vote, waiver, release, or other action; except that no holder of outstanding shares of Common Stock will be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change in beneficial ownership during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or to take any other action. A change in beneficial ownership of an outstanding share of Common Stock will be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship, or otherwise has or shares any of the following:
                              (i) voting power, which includes, without limitation, the power to vote or to direct the voting power of such share of Common Stock;
                              (ii) investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of Common Stock;
                              (iii) the right to receive or to retain the proceeds of any sale or other disposition of such share of Common Stock; or
                              (iv) the right to receive or to retain any distributions, including, without limitation, cash dividends, in respect of such share of Common Stock.
                    (c) All determinations concerning changes in beneficial ownership, or the absence of any such change, are made by the Board of the Company or, at any time when the Company employs a transfer agent with respect to the shares of Common Stock, at the Company’s request, by such transfer agent on the Company’s behalf. Written procedures designated to facilitate such determinations are to be established and may be amended from time to time by the Board. Such procedures will provide, among other things, the manner or proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent will be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of outstanding shares of Common Stock.
                    (d) At the meeting of shareholders, every shareholder of the Corporation shall be entitled to the number of votes for every share of Common Stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-Laws as the record date for the determination of shareholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given. At each meeting of shareholders, all matters (except in cases where a larger vote is required by law or by the Articles of the Corporation or these By-Laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present.
                    (e) No share of Common Stock of the Corporation shall be voted at any meeting of shareholders or counted in determining the total number of outstanding shares at any given time if (i) the consideration for the shares has not been fully paid to the Corporation or (ii) if the shares are Treasury shares or are shares held directly or indirectly by another corporation if a majority of shares entitled to vote for the election of directors of such other corporation is held by the Corporation. Nothing contained herein shall be construed as limiting the right of any corporation to vote stock, including, but not limited to, its own stock, held in a fiduciary capacity.
                    (f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy, as the By-Laws of the other corporation may prescribe, or, in the absence of such provision, as the board of directors of the other corporation may determine; or, in the absence of such provision or determination, as the president or vice president, secretary or assistant secretary of the other corporation may, by proxy duly executed and sealed, designate.
                    (g) Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. It shall not be necessary for the fiduciary to obtain a court order authorizing him to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.
                    (h) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

                    (i) A shareholder whose shares are pledged shall be entitled to vote such shares until his shares have been transferred into the name of the pledgee, and thereafter only the pledgee shall be entitled to vote the shares so transferred.
          Section 9. Inspectors. For each election of directors by the shareholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of common stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be shareholders.
ARTICLE III.
DIRECTORS
          Section 1. Powers. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.
          Section 2. Number, Election, and Terms. The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of more than 50% of the voting power of the then outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number initially shall not be less than three nor more than 15; and provided, further, that such number and such minimum and maximum may be increased pursuant to vote of the Board. In the event that the number of the directors shall be fixed at twelve (12) or more, then, at the next meeting of shareholders at which directors are to be elected (the Classification Meeting), the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class initially to be elected for a term expiring at the first Annual Meeting to be held after the Classification Meeting, and another class initially to be elected for a term expiring at the second Annual Meeting to be held after the Classification Meeting, and another class initially to be elected for a term expiring at the third Annual Meeting to be held after the Classification Meeting, with the members of each class to hold office until their successors have been elected and qualified. At each Annual Meeting, the successors of the class of directors whose term expires at such Annual Meeting shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election. Except as otherwise provided in the Articles of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the Annual Meeting at which the term of office of such director or the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
          Section 3. Nominations of Directors; Election. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any shareholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be shareholders. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days, nor more than 60 days, prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder’s notice shall set forth in writing (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice, the (x) name and address, as they appear on the Corporation’s books, of such shareholder and (y) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3. If the inspectors shall determine that a shareholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation; the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these By-laws to the contrary, the Corporation shall include any such nomination in its proxy statement only if the shareholder has fully complied with all requirements of Rule 4a-8 of the Securities Exchange Act of 1934, as amended (as in effect as of the effective date of the By-Laws or as subsequently amended, including any successor regulation).
          Section 4. Place of Meetings. Meetings of the Board shall be held at the Corporation’s office in the State of Louisiana or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.
          Section 5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given, except as otherwise required by these By-Laws.
          Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman or President and shall be called by the Secretary at the request of any two of the other directors.
          Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place, and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable, or telegram so addressed, or shall be given personally or by telephone, on 24 hours’ notice.
          Section 8. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law or these By-Laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

          Section 9. Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President, or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
          Section 10. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of more than 50% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          Section 11. Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV.
COMMITTEES OF THE BOARD
          Section 1. Appointment and Powers of Executive Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine. Except as provided by Louisiana law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interest of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the President or the Chairman of the Executive Committee may call the meetings of the Executive Committee.
          Section 2. Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.
          Section 3. Compensation Committee, Other Committees. The Company’s Board shall establish a Compensation Committee. The duties of the Compensation Committee shall be to provide a general review of the Company’s compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee shall review the Chief Executive Officer’s recommendations on (i) compensation of all officers of the Company, (ii) granting of awards under the Company’s Stock Option Plan and other benefit plans, and (iii) adopting and changing major Company compensation policies and practices. The Compensation Committee shall report its recommendations to the whole Board for approval.
          Section 4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.
          Section 5. Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, to at any time change the members of, to fill vacancies in, and to discharge any committee of the Board. The Chairman of the Board may designate one or more directors as alternative members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee, or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE V.
OFFICERS
          Section 1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. Each officer of the Corporation shall have a title set forth below or as may be prescribed by the Board and shall hold his office for such term as may be prescribed by the Board; provided, however, that the term for the Chairman of the Board shall automatically terminate upon the termination of such officer’s term as a director of the Corporation. There shall be elected from among the officers of the Corporation persons having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) of Chairman of the Board, President, one or more Executive Vice Presidents, one or more Vice Presidents, the Treasurer, and the Secretary, and such other persons having such other titles and such other duties as the Board may prescribe. The Chairman of the Board shall be elected from among the directors. The Chairman of the Board may appoint one or more deputies, associates or assistant officers or such other agents as may be necessary or desirable for the business of the Corporation. In case one or more deputies, associates, or assistant officers shall be appointed, the officer such appointee assists may delegate to the appointee the authority to perform such of the officer’s duties as the officer may determine.
          Section 2. Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the President, or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 3. Removal. Any officer or agent may be removed, either with or without cause, at any time, by the Board at any meeting called for that purpose; provided, however, that the Chairman of the Board and President may remove any agent appointed by him. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.
          Section 4. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal, or any other cause, shall be filled in the manner prescribed for election or appointment to such office.
          Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and, if present, at all meetings of the shareholders. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By-Laws or as shall be assigned to him from time to time by the Board.
          Section 6. President. The President shall, under the control of the Board, have active management of the operations, business, and affairs of the Corporation. In addition, he shall have such other powers and perform such duties as provided in these By-Laws or as the Board, the Chairman, or, in the absence of the Chairman, the Vice Chairman, may assign to him. He shall at all times see that all resolutions or determinations of the Board are carried into effect. He may from time to time appoint, remove, or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation) and have such advisory duties as he shall determine. He shall perform the duties incident to the office of the President and all such other duties as are specified in these By-Laws or as shall be assigned to him from to time by the Board. In the event that there is a vacancy in the position of the President which shall not have been filled as provided in the By-Laws, the Board may designate one or more of the principal officers of the Corporation to perform such duties as may be required of the President by the By-Laws or by law. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board and all meetings of the shareholders.
          Section 7. Executive Vice-President and Vice President. There may be one or more Executive Vice-Presidents and as many Vice-Presidents as the Board or the Executive Committee may elect or appoint. Any Executive Vice-President and each Vice-President shall have such power and perform such duties as the Board or the Executive Committee may prescribe or as the President may delegate to him.
          Section 8. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated pursuant to these By-Laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all of his transactions as Treasurer. He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Treasurer reports.
          Section 9. Secretary. The Secretary shall, if present, act as secretary of, and keep the minutes of, all meetings of the Board, the Executive Committee and other committees of the Board and the shareholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-Laws and as required by law, shall be custodian of the seal of the Corporation, and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall, in general, perform all duties incident to the office of the Secretary and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Secretary reports.
          Section 10. Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.
          Section 11. Compensation. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board; provided; however, that the President may fix or delegate to others the authority to fix the salaries of any agents appointed by the President.
          Section 12. Officers of Operating Companies or Divisions. The President shall have the power to appoint, remove, and prescribe the terms of office, responsibilities, duties, and salaries of, the officers of the operating companies or divisions, or other than those who are officers of the Corporation.

ARTICLE VI.
CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.
          Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
          Section 2. Checks, etc. All checks, drafts, bills of exchange, or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.
          Section 3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes, and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed, and delivered as the Board shall authorize.
          Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-Laws, as they may deem advisable.
ARTICLE VII.
STOCK
          Section 1. Stock Certificates. Each shareholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or President and by either the Treasurer or the Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved, or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved, or printed), certifying the number of shares of common stock of the Corporation owned by such shareholder. In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          Section 2. Lists of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares of common stock registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof and may be inspected by any shareholder of the Corporation who is present.
          Section 3. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to which shareholders are entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.
          Section 4. Transfers of Common stock. Transfers of common stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the common stock of the Corporation.
          Section 5. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
          Section 6. Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VIII.
SEAL
          The Corporation’s seal shall include the words The Shaw Group Inc. Corporate Seal.
ARTICLE IX.
WAIVER OF NOTICE
          Whenever any notice is required by law, the Articles of Incorporation, or these By-Laws to be given to any director, member of a committee, or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.
ARTICLE X.
INDEMNIFICATION
          Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a proceeding), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Louisiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Board may authorize the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, but shall have the option to require that any party requesting reimbursement deliver to the Corporation a written undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
          Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Louisiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Louisiana Business Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors, or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Louisiana Business Corporation Law.
ARTICLE XI.
AMENDMENTS
          These By-Laws, or any of them, may be amended or supplemented in any respect at any time, either (i) at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the shareholders. Notwithstanding the preceding sentence, the affirmative vote of holders of more than 75% of the voting power of the then outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, these By-Laws. In the event of any conflict between these provisions and the Articles of Incorporation, the voting requirements of the Articles of Incorporation shall be controlling.
ARTICLE XII.
CONTROL SHARE ACQUISITIONS
          Effective as of October 16, 2003, the provisions of Louisiana Revised Statutes 12:135 through 140.2 (inclusive), as the same may hereafter be amended (collectively and as so amended, the “Louisiana Control Share Statute”), shall not apply to acquisitions that have been approved by the Board of shares of capital stock of the Company (and/or other securities of the Company exercisable or exchangeable for, or convertible into, in each case with or without consideration, shares of capital stock of the Company) directly from the Company in a public or private offering by the Company, whether underwritten or not, of such shares or other securities (including any acquisitions of securities directly from the Company upon exchange, exercise or conversion of any such shares or securities so acquired), regardless of whether any shares or other securities so acquired are authorized but unissued shares or securities, treasury shares or securities, or a combination thereof. The provisions of this Article XII are included in these By laws solely as a precautionary measure and to avoid any doubt whether the Louisiana Control Share Statute applies to any such acquisition and shall not constitute an acknowledgment or be deemed an admission by the Company or the Board that the Louisiana Control Share Statute would, but for the provisions of this Article XII, apply to any such acquisition.